UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 2004


                            PENN OCTANE CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                   000-24394               52-1790357
      (State  of                (Commission              (IRS  Employer
      Incorporation)            File Number)             Identification No.)



      77-530 Enfield Land, Bldg D
      Palm  Desert,  California                            92211
      (Address of principal executive offices)           (Zip Code)

                                 (760) 772-9080
              (Registrant's telephone number, including area code)

                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     Item 1.01. Entry into a Material Definitive Agreement

     On September 15, 2004, Penn Octane Corporation (the "Company") amended the RZB Credit Facility (see below) whereby RZB Finance LLC ("RZB") agreed to maintain the RZB Credit Facility at $15,000,000 under the terms of the executed Amended and Restated Line Letter, dated September 15, 2004, amending and restating the Line Letter previously entered into by RZB and the Company on October 14, 1997, as amended, for demand loans and standby letters of credit (the "RZB Credit Facility") to finance the Company's purchases of liquefied petroleum gas (LPG) and gasoline and diesel fuel used in connection with its reseller business. In addition, RZB has also approved a sublimit in connection with the Company's use of the RZB Credit Facility, whereby a maximum of three million dollars ($3,000,000) can be used for the purchase of gasoline and diesel fuel inventory in connection with the Company's reseller business. The inventory purchased must be sold within a period of 30 days.

     Under the RZB Credit Facility, the Company pays a fee with respect to each letter of credit thereunder in an amount equal to the greater of (i) $500, (ii) 2.5% of the maximum face amount of such letter of credit, or (iii) such higher amount or percentage as may be agreed to between the Company and RZB. Any loan amounts outstanding under the RZB Credit Facility shall accrue interest at a rate equal to the rate announced by the Chase Manhattan Bank as its prime rate plus 2.5%. Pursuant to the RZB Credit Facility, RZB has sole and absolute discretion to limit or terminate its participation in the RZB Credit Facility and to make any loan or issue any letter of credit thereunder. RZB also has the right to demand payment of any and all amounts outstanding under the RZB Credit Facility at any time.

     In connection with the RZB Credit Facility, the Company continues to grant a security interest and assignment in any and all of the Company's accounts, inventory, real property, buildings, pipelines, fixtures and interests therein or relating thereto, including, without limitation, the leases with the Brownsville Navigation District of Cameron County for the land on which the Company's Brownsville Terminal Facility is located, and the Pipeline Lease entered into between the Company and Seadrift Pipeline Corporation, and in connection therewith, the Company entered into leasehold deeds of trust, security agreements, financing statements and assignments of rent, in forms satisfactory to RZB. Under the RZB Credit Facility, the Company may not permit to exist any subsequent lien, security interest, mortgage, charge or other encumbrance of any nature on any of its properties or assets, except in favor of RZB, without the consent of RZB.

     Mr. Jerome B. Richter, the Company's Chief Executive Officer, has personally guaranteed all of the Company's payment obligations with respect to the RZB Credit Facility, which guarantee was reaffirmed as of September 15, 2004.

     In connection with its proposed spin-off ("Spin-Off") to its common stockholders of the common units of Rio Vista Energy Partners L.P. ("Rio Vista"), currently a wholly-owned subsidiary of the Company, Rio Vista and its wholly-owned subsidiary, Rio Vista Operating Partnership, L.P. ("Operating Partnership"), have also guaranteed the Company's obligations under the RZB Credit Facility. Rio Vista and the Operating Partnership have also entered into


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
leasehold deeds of trust, security agreements, financing statements and assignments of rent, in form satisfactory to RZB, in order to grant a security interest and assignment in any and all assets, accounts, inventory, real property, buildings, pipelines, fixtures and interests therein or relating thereto which are anticipated to be transferred by the Company to Rio Vista and the Operating Partnership in connection with the Spin-Off. RZB has consented, in writing, to the Spin-Off.

     Under the RZB Credit Facility, the Company and/or Rio Vista and the Operating Partnership after the Spin-Off are required to maintain net worth of a minimum of $9,000,000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PENN  OCTANE  CORPORATION


                                          By: /s/ Ian T. Bothwell
                                             -----------------------------------
                                             Name: Ian T. Bothwell
                                             Title: Vice President, Treasurer,
                                                Assistant  Secretary,  Chief
                                                Financial Officer and Principal
                                                Accounting  Officer
Date: September 21, 2004


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